BELLSOUTH FRAME RELAY SERVICE AGREEMENT

     The undersigned Subscriber requests BellSouth Telecommunications, Inc. ("Company") to provide Frame Relay Service and Broadband Exchange Line Service at the following subscriber's location(s)

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Important  tariff  provisions  relating  to Frame Relay  Service  and  Broadband
Exchange Line Service are set forth herein:

1. The Company will furnish, install, maintain and provide maintenance for Frame Relay service ("Service") and Broadband Exchange Line Service ("Service") in accordance with the Company's lawfully filed tariffs. The tariffs provide the basis for this Agreement with the Subscriber. The Agreement period shall begin the day Frame Relay Service is installed.

2. The Subscriber agrees to pay the Company for the provision of the Frame Relay Service ("Service") and Broadband Exchange Line Service ("Service"). The Service shall be offered for variable rate periods of 12 months to 60 months. This monthly rate will continue for the elected service period and will not be subject to Company initiated change during such period.

The monthly rates for Frame Relay Service and Broadband Exchange Line Service in effect at the time the Service is installed and/or as of the service order application date will be in effect until the expiration of the service period chosen by the Subscriber. Other rates applicable to other services provided by the Company, including but not limited to, feature charges and private line channel services, that are connected to Frame Relay Service, may be increased during this period.

3. The service period for this Agreement shall be months. The rates and charges, per month, for items under this Agreement are:

                                         Nonrecurring              Recurring

     Broadband Exchange Line FPO        ____________               _________
     Broadband Exchange Line Ext.       ____________               _________
     Customer Connection                ____________               _________

4. In the event that any item of the Service is terminated prior to the expiration of the service period, the Subscriber shall pay a Termination Liability Charge as specified in the tariff. The Termination Liability Charge is determined by multiplying the number of months remaining in the contract payment period by the contracted monthly rate by 90 percent.

5. At the expiration of the service period, the Subscriber may continue the Service according to renewal options provided under the tariff. If the Subscriber does not elect an additional service period, or does not request discontinuance of service, then the above Service will be continued at the monthly rate then currently in effect for month-to-month rates. Service periods may also be renewed prior to expiration in accordance with regulations and rates then in effect.

6. Suspension of service is not permitted for Frame Relay Service or Broadband Exchange Line Service.

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7. The Subscriber agrees to pay any added costs incurred by the Company due to a
Subscriber initiated change in the location of the Frame Relay Service prior to the time it is placed in service.

8. In the event the Service requested by the Subscriber is canceled prior to the establishment of Service, but after the date or ordering reflected herein, the Subscriber is required to reimburse the Company for all expenses incurred in handling the request before the notice of cancellation is received. Such charge however, is not to exceed the sum of all charges which would apply if the work involved in complying with the request had been completed.

9. Subject to the current provisions of applicable tariffs, the Subscriber may arrange to have existing Service under this Agreement moved within the same premises. Subscriber agrees to pay a non-recurring charge based upon the estimated cost of such rearrangement without interruption or change in the monthly rates.

10. Service may be transferred to another Subscriber at the same location upon prior written concurrence of the Company. The new Subscriber to whom the Service is transferred will be subject to all tariff provisions and equipment configurations currently in effect for the present Subscriber.

This Agreement is effective when executed by the Subscriber and accepted by the Company, and is subject to and controlled by the provisions of the Company's lawfully filed tariffs, including any changes therein as may be made from time to time.

ADDRESS:

BY:                                 TITLE: _________________________
Print Name:______________________   Date: _________________________

BellSouth Telecommunications, Inc.

ACCEPTED:        , 199  ,

                           BY:     ________________________________

                           TITLE:  ________________________________


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